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                                                                  EXHIBIT 10.14


                                FACILITIES LEASE


         This Facilities Lease is made and entered into on this ______ day of October, 1996, by and between Epoch Pharmaceuticals, Inc., a Delaware corporation ("Epoch"), and Saigene, a Delaware corporation ("Saigene").


                                    RECITALS

         A. Saigene desires to utilize certain Epoch facilities located at 1725 220th Street, S.E., Bothell, Washington 98021.

         B. Epoch desires to provide the facilities to Saigene for a _____ month period, to commence on September 20, 1996.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the recitals stated above and the mutual covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which hereby is acknowledged, Epoch and Saigene hereby agree as follows:

         1. Grant of Right to Use Epoch Facilities. Epoch hereby grants to Saigene a non-exclusive right to enter and use the following portions of Epoch's premises during Epoch's normal working hours, for a period of ______ months, commencing on September 20, 1996:

________________________________________________________________________________

________________________________________________________________________________
(the "Facilities").

         2. Restrictions on Use. Saigene shall use the Facilities only for the purpose of the design and development of _______________. Saigene shall conduct its operations in the Facilities in accordance with all applicable laws and regulations, including, without limitation, any such laws and regulations governing the use and disposal of hazardous substances. Saigene shall also comply with all reasonable rules and regulations regarding the use of the Facilities that Epoch may from time to time impose. Saigene acknowledges that employees and agents of Epoch may, from time to time, inspect the Facilities being used for compliance with these restrictions or for any other reason. Saigene acknowledges that the right to use the Epoch Facilities granted hereunder is personal to it and it shall not invite any other person into the Facilities without the prior written consent of Epoch. Saigene also acknowledges that Epoch may restrict access to certain portions of its premises.

         3. Condition and Maintenance of Facilities. Saigene accepts the use of the Facilities on an "as is" condition. Epoch expressly disclaims any warranty or representation with regard to the condition, safety, security or suitability of the Facilities for Saigene's intended use. Saigene shall maintain the portion of the Facilities used hereunder in a neat, clean, orderly and safe condition and shall be responsible for any damage done in or to these Facilities caused by Saigene. Upon
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termination of its use of the Facilities, Saigene shall peaceably surrender and quit the Facilities in good order, condition and repair, reasonable wear and tear accepted, and shall remove all of its personal property from the Facilities.

         4. Indemnification. Saigene shall indemnify, hold harmless, and defend Epoch and Epoch's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors from and against any loss, cost, liability or expense (including but not limited to any award, any settlement amount, court costs and reasonable fees of attorneys and other professionals) arising out of or resulting from any use of the Facilities by Saigene.

         5. No Liability. Epoch shall not be responsible for any loss or theft of any of Saigene's personal property in the Facilities or any injury to Saigene or any of its employees or agents while in the Facility. Saigene waives all claims it may have for any such loss, damage or injury. EPOCH SHALL NOT BE LIABLE TO SAIGENE, ITS EMPLOYEES OR AFFILIATES, FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR OTHER DAMAGES ARISING OUT OF THIS FACILITIES LICENSE, SAIGENE'S UTILIZATION OF THE FACILITIES, WHETHER SUCH CLAIM ARISES IN TORT OR CONTRACT, EVEN IF EPOCH HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         6. Insurance. Prior to using the Facilities and at all times during the term hereof, Saigene, at its sole expense, shall maintain comprehensive liability insurance in an amount not less than __________ Dollars ($_________) in such form and with a reputable insurance company reasonably acceptable to Epoch.

         7. Termination. Either party hereto shall have the right to terminate this Facilities License immediately upon the material breach of any of its terms by the other party, or, for any reason on ____________ (____) days notice to the other party.

         8. Assignment or Sublicense. Neither this Facilities License nor any of the rights granted hereby, in whole or in part, shall be assignable or transferable or sublicensed by Saigene without the prior written consent of Epoch, which may be withheld for any reason, and any attempted assignment, transfer or sublicense in violation hereof shall be void.

         9. Relationship. Nothing in this Facilities License or to be done pursuant to its terms and conditions is intended to, or shall, create a partnership, joint venture or principal-agent relationship, between the parties hereto. Neither party hereto shall have any right or authority to create any obligation, warranty, representation or responsibility, express or implied, on behalf of the other party, nor to bind the other party in any manner whatsoever, insofar as third parties are concerned. Unless otherwise provided in a separate agreement, Epoch shall have no interest in the result, of Saigene's activities in the Facilities.

         10. Costs of Enforcement. If it is necessary for either party to undertake legal action to enforce any of the provisions of this Facilities License, the non-prevailing party agrees to pay all costs of such action including, but not limited to, court costs and reasonable attorneys' fees.


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         11.  Confidentiality. Saigene acknowledges that during the course of its use of the Facilities, it may learn of certain information concerning inventions, trade secrets, proprietary know-how and other proprietary and confidential information of Epoch (the "Proprietary Information"). Saigene agrees to hold all such Proprietary Information in confidence, not disclose it to others and not use the Proprietary Information commercially, or for any other purpose, except with the explicit written consent of Epoch.

         12. Entire Agreement. This Facilities License constitutes the entire agreement of the parties hereto and supersedes all prior written and all prior and contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter hereof. This Facilities License is intended by the parties hereto to be the final expression of their agreement with respect to the matters contained herein.

         IN WITNESS WHEREOF, the parties hereto have set their hands as of the day of September, 1996.

                                  EPOCH PHARMACEUTICALS, INC.


                                  By:  _________________________________________
                                       Sanford S. Zweifach
                                  Its: President and Chief Financial Officer


                                  SAIGENE


                                  By:  _________________________________________

                                  Its: _________________________________________



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